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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 5, 2001, relating to the financial statements and financial highlights which appear in the August 31, 2001 Annual Report to Shareholders of Japanese Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.

/s/   PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Baltimore, Maryland
July 12, 2002